Exhibit 10.1

Exclusive cONSULTANCY Agreement

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司)

and

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司)

Exclusive Consultancy Agreement	Executive Version

Exclusive Consultancy Agreement	Executive Version

This Exclusive Consultancy Agreement (this “Agreement”) is made on 16 October 2018 in Shanghai, the PRC, by and between:

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2762, 2/F, No.3 Xuanhua Road, Changning District, Shanghai (“VIE Entity”);

and

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2789, 2/F, No.3 Xuanhua Road, Changning District, Shanghai (“WFOE”).

Whereas:

(1)	VIE Entity is mainly engaged in data marketing and technical services (“VIE Entity’s Business”);

(2)	WFOE is mainly engaged in technical consulting and technical services;

(3)	VIE Entity intends to engage WFOE to provide business consultancy and technical services.

Now, therefore, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

1.	Definitions and Interpretation

1.1	In this Agreement, the following words and expressions shall have the meanings attributed to them below unless the context otherwise requires:

“Agreement”	this Exclusive Consultancy Agreement entered into by the Parties;

“Business Day”	a day (other than Saturday, Sunday or public holiday) on which licensed banks are generally open for general banking business in the PRC throughout their normal business hours;

“CIETAC”	as defined in Clause 13.4;

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“Confidential Information”

all information, documents or materials provided by the Disclosing Party to the Receiving Party in respect of business, finance, operation, technology, personnel or any other aspect of the Disclosing Party or its affiliates shall be deemed as confidential, whether in oral, in written, machine-readable or in any other form, including, but not limited to electronic media files, contracts, reports, memos, procedures, formulas, algorithms, projects, photographs, plans, drawings, concepts, products, specifications, sample ideas, airspeed measurements, names of customers, dealers and/or distributors, prices and costs, settings and marketing information, and all information, documents or materials derived from the foregoing;

“Disclosing Party”	any party which discloses Confidential Information;

“Distributable Profits”	the after-tax net profits distributable by VIE Entity to its shareholder(s) each year as set forth in the audited financial statements in accordance with the PRC accounting standards;

“Equipment”	all the equipment owned or purchased by WFOE and used for the purpose of provision of the Services;

“Financial Indebtedness”

means, with respect to any Party, all kinds of indebtedness which, in accordance with generally accepted accounting principles in the PRC, will be included in determining liabilities as shown on the liability side of a balance sheet of that Party and all indebtedness and liabilities of others assumed or guaranteed or in respect of which that Party is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise;

“Force Majeure Event”

any extraordinary event or circumstance that is unforeseeable, unavoidable and out of control by any Party and that renders due performance of an obligation under this Agreement illegal or impracticable, including any change in law, natural disasters, strikes, war, riot, civil commotion, fire, explosion, sabotage, terrorism or embargo;

“Parties or Party”	collectively VIE Entity and WFOE, or individually, any of them, as the context requires;

“VIE Entity”

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2762, 2/F, No.3 Xuanhua Road, Changning District, Shanghai;

Exclusive Consultancy Agreement	Executive Version

“VIE Entity’s Business”	as defined in the recitals of this Agreement;

“WFOE”

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司), a limited liability company incorporated under the laws of the PRC with its registered office at Room 2789, 2/F, No.3 Xuanhua Road, Changning District, Shanghai;

“PRC”

the People’s Republic of China and for the purposes of this Agreement, for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

“Receiving Party”	any party which receives Confidential Information;

“Recipient”	as defined in Clause 11.2;

“Senior Management”

chief executive office, chief operation officer, chief financial officer, general manager, deputy general manager of VIE Entity and other managerial positions as defined by VIE Entity’s articles of association;

“Services”	as defined in Clause 2.1;

“Service Fees”	all the fees which shall be payable to WFOE by VIE Entity for the Services rendered pursuant to Clause 3;

“Service Team”

the team organized by WFOE for the purposes of performance of this Agreement, the members of which include but not limited to WFOE’s employees, third-party professionals and other persons engaged by WFOE.

1.2	Any references to the PRC Law in the Agreement shall be treated as:

(a)	Any reference to “Party”, “WFOE” and “VIE Entity” shall include their respective successors and permitted assignees and any persons deriving title under them;

(b)	In this Agreement, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender includes both genders and the neuter;

(c)	References to this Agreement shall be construed as references to this Agreement as amended or supplemented from time to time;

(d)	Headings are inserted for reference only and shall not affect the construction of this Agreement;

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(e)	Words and expressions defined in the other Transaction Documents shall, unless otherwise specified, have the same meanings when used herein;

(f)	References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time.

2.	Services

2.1	VIE Entity agrees to engage WFOE and WFOE agrees to provide to VIE Entity the following services (“Services”) on an exclusive basis

(a)	provision of a comprehensive solution for all technical issues required for VIE Entity’s Business;

(b)	provision of training to the professional technicians of VIE Entity;

(c)	assisting VIE Entity in collecting technical and commercial information and conducting market surveys;

(d)	assisting VIE Entity in procuring business opportunities to obtain contracts awarded by the telecom carriers in China and maintaining the commercial relationship with the telecom carriers;

(e)	introducing clients to VIE Entity and assisting VIE Entity in developing commercial and cooperative relationship with the clients;

(f)	provision of suggestions and opinions on establishment and improvement of VIE Entity’s corporate structure, management system and departmental organization;

(g)	assisting VIE Entity in formulating annual business plans, the draft of which shall be made available to WFOE by VIE Entity prior to the end of November each year;

(h)	granting license to VIE Entity to use WFOE’s intellectual property necessary for the Services; and

(i)	provision of other consulting and technical services at the request of VIE Entity.

2.2

WFOE may, at its sole discretion, provide the Equipment and Service Team required for the Services, and replace any team member or change the responsibilities of any team member from time to time, provided that the replacement of the team members or change of their responsibilities would not cause substantial adverse effect on VIE Entity’s daily operation.

2.3	All Services delivered by WFOE to VIE Entity shall be deemed to be accepted by VIE Entity unless otherwise determined by the arbitral award granted pursuant to Clause 13.

Exclusive Consultancy Agreement	Executive Version

2.4

Notwithstanding the other provisions of this Agreement, WFOE shall be entitled to appoint any third party to provide any or all Services, or to perform any obligations of WFOE under this Agreement. VIE Entity agrees that WFOE may transfer its rights and obligations under this Agreement to any third party.

3.	Service Fees

3.1	VIE Entity shall, within 30 days upon receipt of payment notice from WFOE, pay to WFOE

(a)	the Service Fees equivalent to the Distributable Profits of VIE Entity; and

(b)	other Services Fees as agreed in writing by the Parties.

3.2	The Services Fees shall be paid by VIE Entity to WFOE to the bank account as directed by WFOE. WFOE may change its bank account by giving to VIE Entity seven days prior notice in writing.

3.3	Unless agreed otherwise, each Party shall assume its own expenses, fees and taxes in connection with preparation, execution and performance of this Agreement.

4.	Intellectual Property Rights

4.1	WFOE may grant VIE Entity a license to use WFOE’s intellectual property for the purposes of provision of the Services.

4.2

All materials, products and services created or developed during and in connection with provision of the Services (whether or not on the basis of VIE Entity’s intellectual property) shall be the intellectual property of WFOE.

5.	Representation and Warranty

5.1	A Party represent and warrant to the other Party that

(a)	it is duly incorporated and validly existing under the PRC laws;

(b)	it has full power and authority to enter into and perform this Agreement;

(c)	it has taken all requisite corporate actions in respect of execution and performance of this Agreement;

(d)	execution and performance of this Agreement does not violate its articles of association, its obligations (contractual or otherwise) and the PRC laws; and

(e)	there are no legal proceedings pending or, to its knowledge, threatened against it.

6.	Undertakings

6.1	VIE Entity undertakes to WFOE that unless having obtained the prior written consent of WFOE, it may not

Exclusive Consultancy Agreement	Executive Version

(a)	transfer or dispose of any of its assets in any manner;

(b)	create encumbrances of any kind on its assets;

(c)	allow, permit or procure to

(i)	transfer or dispose of the equity interest in it in any manner;

(ii)	change its registered capital;

(iii)	amend its articles of association;

(iv)	change any of its shareholders;

(v)	appoint, remove or replace its Senior Management;

(vi)	make or receive investment of any kind or merge or consolidate with any entity;

(vii)	change information filed at the competent authorities in the PRC;

(viii)	make any lending or borrowing or provide security of any kind;

(ix)	pay, make or declare any dividend, charge, fee or other distribution of any kind;

(x)	incur, create or permit to subsist or have outstanding any Financial Indebtedness, other than those incurred in the ordinary business of VIE Entity;

(d)	enter into negotiations or any agreement with any party other than WFOE regarding, or engage any party other than WFOE to provide, any services identical or similar to the Services;

(e)	enter into any agreements which conflict with this Agreement; and

(f)	do any acts which would adversely impair its ability to perform the obligations under this Agreement.

6.2	VIE Entity further undertakes to WFOE that

(a)

it shall inform WFOE in a timely manner of any event or circumstance which would adversely impair its valid existence, financial conditions, assets or goodwill, and shall use its best endeavor to mitigate the adverse effect;

(b)	it shall use its best endeavors to maintain itself in valid existence in accordance with the PRC laws;

(c)	it shall conduct its business in the ordinary course consistent with past good practice and in accordance with the annual business plans confirmed by WFOE and use its best efforts to

(i)	preserve intact its present business organization;

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(ii)	maintain in effect all of its material approvals, licenses and permits;

(iii)	keep available the services of its directors, officers and key employees (unless it reasonably believes such services are not beneficial for its businesses);

(iv)	maintain its relationships and goodwill with its customers, lenders, suppliers and others having material business relationships with it; and

(v)	manage its working capital (including maintaining an appropriate level of operating cash) in the ordinary course of business consistent with past good practice.

(d)

it shall provide WFOE and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its personnel, properties, books and records, and shall to furnish WFOE and its authorized representatives with such financial and operating data and other information relating to VIE Entity in its possession as WFOE or its authorized representatives may reasonably request in connection with the Services, provided that such access does not unreasonably interfere with the normal operations of VIE Entity; and

(e)	cooperate and coordinate with WFOE and its authorized representatives at the reasonable request of WFOE for the purposes of provision of the Services.

7.	Term

7.1	This Agreement shall become effective upon the date of execution by the Parties and remain effective until terminated pursuant to this Agreement.

8.	Assignees and Successors

8.1	VIE Entity may not assign any of its rights and obligations under this Agreement without the prior written consent of WFOE.

8.2	WFOE may assign any of its rights and obligations under this Agreement by giving prior written notice to VIE Entity.

8.3	This Agreement shall be binding upon the respective successors and permitted assignees of and any persons deriving title from WFOE and VIE Entity.

9.	Events of Default

9.1	Each of the following events shall be an event of default (“Event of Default”)

(a)	if VIE Entity fails to perform or observe any of its obligations under the Transaction Documents;

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(b)

if any representations, warranties or undertakings made by VIE Entity under the Transaction Documents proves to be untrue or inaccurate in any material respect and such breach, if capable of remedy, is not cured within ten Business Days;

(c)	if VIE Entity fails to perform or observe any of its obligations under the Transaction Documents;

(d)	if for any reasons any material obligations under the Transaction Documents cease to be legal, valid, binding and enforceable;

(e)	if any Change of Control occurs without WFOE’s prior consent;

(f)	if any change is made to the VIE Structure or any provisions of the VIE Agreements without WFOE’s prior consent;

(g)	if any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceedings or dispute are commenced or threatened against VIE Entity.

9.2	If an Event of Default occurs and is continuing, WFOE may exercise any or all of its rights, remedies and powers under any of the Transaction Documents.

10.	Termination

10.1	This Agreement may be terminated at any time with agreement of the Parties.

10.2	WFOE may unilaterally terminate this Agreement by giving one-month written notice to VIE Entity without any cost, penalty and/or liability.

10.3	Under no circumstances VIE Entity may unilaterally terminate this Agreement.

11.	Confidentiality

11.1	During the term of this Agreement and for a period of ten years after termination of this Agreement, the Receiving Party shall:

(a)	keep Confidential Information in confidence;

(b)	not disclose Confidential Information to any person other than with the prior written consent of the Disclosing Party or in accordance with Clauses 11.2 and 11.3; and

(c)	not use Confidential Information for any purpose other than the performance of its obligations under this Agreement.

11.2

During the term of this Agreement, the Receiving Party may disclose the Confidential Information to any of its directors, employees, agents and professional advisers (each a “Recipient”) to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

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11.3	The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement.

11.4	The obligations contained in Clauses 11.1 to 11.3 shall not apply to any Confidential Information which:

(a)	at the date of this Agreement is in, or at any time after the date of this Agreement comes into, the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

(b)

was not obtained directly or indirectly from the Disclosing Party and which was available to the Receiving Party or to a Recipient on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not and has not been bound by any obligations of confidentiality with the Disclosing Party; or

(c)	was required to be disclosed in accordance with applicable laws or regulations of a stock exchange.

12.	Force Majeure

12.1

If a Force Majeure Event occurs, to the extent that any obligation of any Party under this Agreement cannot be performed as a result of such Force Majeure Event, such obligation shall be suspended so long as such Force Majeure Event subsists and the due date for performance thereof shall automatically be extended, without penalty, for a period equal to such suspension.

12.2	The Party encountering a Force Majeure Event shall promptly inform the other Party in writing and shall furnish proof of such Force Majeure Event.

12.3	The Party encountering a Force Majeure Event shall also use all reasonable endeavors to mitigate the effects of such Force Majeure Event.

12.4

If a Force Majeure Event occurs, the Parties shall immediately consult with each other in order to find a fair and reasonable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure Event.

13.	Governing Law and Dispute Resolution

13.1	This Agreement shall be governed by and construed in accordance with the PRC laws.

13.2	In the event any dispute arises out of or in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

13.3

If any dispute has not been resolved by friendly consultations within fifteen Business Days after any Party has served written notice on the other Parties requesting the commencement of such consultations, then any Party may demand that the dispute be finally settled by arbitration in accordance with the following provisions of Clause 13.

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13.4

The arbitration shall be submitted to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its arbitration rules in force at the date of submission of the dispute, which rules are deemed to be incorporated by reference in this Clause 13.

13.5	The place of the arbitration shall be Beijing and the language of the arbitration shall be English.

13.6

The appointing authority shall be CIETAC. There shall be three arbitrators. One arbitrator shall be nominated by VIE Entity and one arbitrator shall be nominated by WFOE. The two arbitrators so chosen shall select a third arbitrator, provided that if such two arbitrators shall fail to choose a third arbitrator within thirty days after such two arbitrators have been selected, CIETAC, upon the request of any Party, shall appoint a third arbitrator. The third arbitrator shall be the presiding arbitrator.

13.7

The Parties agree that all documents and evidence submitted in the arbitration (including without limitation any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the Parties otherwise agree in writing or unless otherwise required by law.

14.	Miscellaneous

14.1	Notices

(a)

Any notice or other communication provided for in this Agreement shall be in writing in the English language and shall be served on the Parties at the respective addresses or the facsimile numbers or the email addresses (as the case may be) below:

(i)	To VIE Entity

Attention:

Address:

Telephone:

Fax:

Email:

(ii)	To WFOE

Attention:

Address:

Telephone:

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Fax:

Email:

(b)

A notice delivered personally shall be deemed to be received when delivered and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received two Business Days after posting and in proving the time of dispatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and, and in the case of a facsimile message or an electronic mail, shall be deemed to be received on the date of transmission (in the territory of the recipient). If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:00 a.m. to 5:00 p.m. on a Business Day) in the time zone of the territory of the recipient under the provisions of this Clause 14.1, it shall be deemed to have been delivered at the next opening of business in the territory of the recipient. Any party may change its address for purposes hereof by not less than five Business Days’ notice as aforesaid to the other Party.

14.2	Entire Agreement

This Agreement supersedes any previous agreement between the Parties in relation to the transaction contemplated by this Agreement.

14.3	No Waiver

(a)	No waiver of any provision of this Agreement shall be effective unless made in a written instrument signed by the Party waiving such provision;

(b)	Any failure or delay by any Party to exercise any rights and powers under this Agreement shall not be deemed to be a waiver of such rights and powers.

14.4	Illegality and Severability

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the PRC laws, the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

14.5	Expenses and Fees

Unless agreed otherwise, the Parties agree that each Party shall assume its own expenses, fees and taxes in connection with preparation, execution and performance of this Agreement.

14.6	Amendment

This Agreement may be changed or amended by written agreement signed by all Parties.

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14.7	Language

This Agreement shall be made in English.

14.8	Counterparts

This Agreement may be executed in any number of counterparts and all of which taken together shall constitute one and the same instrument.

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(Signature Page)

Shanghai JiuGe Business Management Co. Ltd. (上海九鸽企业管理有限公司)

Authorized Signature (Stamp):_______________

Shanghai JiuGe Information Technology Co. Ltd. (上海九鸽信息科技有限公司)

Authorized Signature (Stamp):_______________